EXHIBIT 23

                 INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CBT Corporation on Form S-8 of the report of Deloitte & Touche dated January 28, 1994, incorporated by reference in the Annual Report on Form 10-K of CBT Corporation for the year ended December 31, 1993.

/s/ Deloitte & Touche
Deloitte & Touche
Louisville, Kentucky
February 07, 1995